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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported) July 15, 2002

                        COMPOSITE TECHNOLOGY CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

         NEVADA                      0-10999                  59-2025386
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(State of incorporation)     (Commission File Number)       (IRS Employer
                                                          Identification No.)

          18881 Von Karman Avenue, Suite 1630, Irvine, California 92612
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             (Address of principal executive offices)          (Zip Code)

        Registrant's telephone number, including area code (949) 756-1091
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

Composite Technology Corporation, a Nevada corporation ("CTC") provides the following update on material legal proceedings commenced by or against CTC or its wholly owned subsidiary, Transmission Technology Corporation ("TTC").

TRANSMISSION TECHNOLOGY CORPORATION V. W. BRANDT GOLDSWORTHY & ASSOCIATES, INC. ET AL, Case No. 01-07118, was filed in August 15, 2001 before the United States District Court, Central District of California. Pursuant to a court order entered May 28, 2002, a substantial part of this suit was compelled to arbitration. A motion by TTC to clarify the scope of the arbitration order is currently before the Court.

The principal parties to the suit are Transmission Technology Corporation ("TTC"), C. William Arrington, Composite Technology Corporation ("CTC"), W. Brandt Goldsworthy & Associates, Inc. ("WBGA"), W.B.G., Inc. ("WBG"), Tom Sawyer, and Composite Power Corporation. On or about May 7, 2001, TTC, a wholly-owned subsidiary of CTC, entered into a written agreement with W.B.G., Inc. to obtain an exclusive license on two related energy transmission technologies -- Composite Reinforced Aluminum Conductor ("CRAC" technology) and Advanced Composite Reinforced Aluminum Conductor ("Advanced CRAC" technology).

However, within weeks of the execution of the license agreement, WBG and WBGA refused to perform, asserting that the agreement was invalid and ineffective because TTC had failed to fullfill an oral condition precedent discussed during negotiations -- allegedly that TTC would provide WBG with millions of dollars worth of funding within days of their execution of the agreement. WBG has subsequently contended that, among other things, the license agreement was fraudulently induced, signed by persons lacking corporate authority of TTC, and an illegal agreement entered into by C. William Arrington in violation of an injunction against him in Nevada, which has since been largely vacated. Moreover, WBG also contends that the license agreement does not encompass CRAC technology, only Advanced CRAC technology.

TTC first brought suit against WBGA and WBG seeking to require them to perform under the license, seeking damages for their breach of contract, and seeking an injunction against them licensing CRAC or Advanced CRAC to third parties. Promptly after filing its complaint, TTC brought a motion to compel arbitration pursuant to the arbitration provision in the parties' license agreement, and a motion for a status quo preliminary injunction. The District Court denied the requested preliminary injunction, but did subsequently grant in part TTC's motion to compel arbitration pursuant to the license agreement, as discussed below. TTC later amended its complaint to add tort causes of action for fraud and unfair competition based on WBG's fraudulent misrepresentations made during the parties' negotiations, as evidenced by their subsequent refusal to perform under the agreement.

WBG and WBGA have brought cross-claims against TTC, CTC, and C. William Arrington for false advertising and unfair competition, seeking to enjoin them from representing to others that they have an exclusive license for CRAC and Advanced CRAC. The court denied WBG and WBGA's motion for preliminary injunction on this ground on May 24, 2002. WBG and WBGA have also brought cross-claims against the above defendants and their employees for misappropriation of alleged

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trade secrets regarding CRAC and Advanced CRAC technology and customer information of WBG and/or WBGA, unfair competition, and interference with economic relations based on their alleged contacts with customers of WBG and/or WBGA. WBG and WBGA are seeking damages and an injunction against the foregoing defendants.

On or about May 28, 2002, the District Court partially granted TTC's motion to compel arbitration and compelled a substantial portion of this case to arbitration pursuant to the arbitration provision in the parties' license agreement. The parties have submitted this matter to arbitration and are proceeding with the initial stages of discovery.

On or about July 2, 2002, the Nevada State Court that had issued the injunction previously in effect against Arrington denied in its entirety a motion for contempt brought by the parties who had obtained the injunction, finding specifically and on multiple grounds that Arrington did not violate the injunction by entering into the license agreement on behalf of TTC. This result contradicts the defense asserted by WBG and WBGA that the License Agreement was entered into in violation of the Nevada injunction.

If either the court or arbitration proceeding determines that TTC does not have a license for CRAC and Advanced CRAC, CTC's plan of operation may be adversely affected. Management intends to vigorously pursue its claims and to continue development of its composite reinforced conductor cable beyond the technology covered by the license agreement.

2. DR. CLEM HIEL ET AL. V. W. BRANDT GOLDSWORTHY & ASSOCIATES, INC. ET AL., Case No. 02CC05443, was filed on April 9, 2002 in the State of California for the County of Orange and has now been transferred and is pending before the Superior Court of the State of California for the County of Los Angeles. The principal parties are Dr. Clem Hiel, Dr. Alonso Rodriguez (both of whom are former employees of WBG and/or WBGA and are currently consultants of CTC), WBGA, WBG and W. Brandt Goldsworthy.

This lawsuit was brought after Drs. Hiel and Rodriguez received several threats from WBG/WBGA and its principals regarding their departure from WBG/WBGA and their subsequent decision to work as consultants for CTC. These threats alleged that Hiel and Rodriguez were part of a conspiracy to misappropriate WBG/WBGA proprietary information, customers, and employees, and contained warnings that Hiel and Rodriguez would soon be subject to legal action.

Hiel and Rodriguez brought suit for declaratory relief, unfair competition, tortuous interference with contract, tortuous interference with economic advantage, and an injunction. Specifically, Hiel and Rodriguez seek a declaration that their rights to work for CTC are not subject to any contractual limitation on their right to work for CTC or any other company, that CRAC and Advanced CRAC do not constitute trade secrets, and that they have not and will not misappropriate any trade secrets of WBG/WBGA in their employment with CTC. They also seek to recover damages against defendants for their interference with plaintiffs' economic relationship with CTC and current and potential customers, and to enjoin defendants from making similar threats in the future.

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CTC has agreed to bear the expense of this proceeding because it affects two of
CTC's consultants. These consultants are involved in commercialization of CTC's composite reinforced conductor cable beyond the technology covered by the license agreement. Any decision that limits the scope of the consultants work on behalf of CTC would have a negative material effect of CTC's plan of operation.

3. JARBLUM V. TRANSMISSION TECHNOLOGY CORPORATION ET AL., Case No. SC-072087, was filed on May 13, 2002 in the Superior Court of the State of California for the County of Los Angeles, West District. The principal parties are Plaintiff William Jarblum and Defendants TTC, CPC, and C. William Arrington.

Plaintiff seeks $250,000 in unpaid legal fees. CTC believes that it has valid defenses and intends to vigorously contest the claim. Due to CTC's cash position, a judgment in favor of Plaintiff on this claim would have a material negative effect on CTC's plan of operation.

4. TRANSMISSION TECHNOLOGY CORPORATION ET AL. v. Tom Sawyer, Case No. 02CC10972, was filed on June 21, 2002 in the Superior Court of the State of California for the County of Orange. The principal parties are TTC, CPC, Arrington, Wilcoxon, and Sawyer.

Plaintiffs seek declaratory relief and an injunction against Sawyer, as well as damages arising from various tort causes of actions, including without limitation tortious interference with contract, fraud, legal malpractice, and breach of fiduciary duty. The focus of the declaratory relief and injunction causes of action is to obtain a court order declaring, among other things, that:
(a) Sawyer is not a shareholder, director or officer of TTC; and (b) TTC is and has always been duly authorized to enter into the License Agreement and to seek to enforce the License Agreement in a court of law.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COMPOSITE TECHNOLOGY CORPORATION
                                    (Registrant)

                                    By: /s/ Benton H Wilcoxon
                                    Name: Benton H Wilcoxon
                                    Title: Chief Executive Officer and Secretary

Date: July 17, 2002